ACCOUNT APPLICATION


                                  THE
                                BERGER
                                 FUNDS

                          THE BERGER 100 FUND

                   THE BERGER GROWTH AND INCOME FUND

                 THE BERGER SMALL COMPANY GROWTH FUND

                    THE BERGER NEW GENERATION FUND
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NEW ACCOUNT APPLICATION
Instructions and Registration Requirements

1. Select the appropriate registration. If you are opening an IRA account please refer to the Berger Funds / CAT Portfolios IRA booklet. It contains all the forms you need to start, transfer or rollover to a Berger or CAT IRA. An IRA account cannot be established without an IRA application.

     Individual
     Registration should be identical to your signature. Please exclude titles such as Mr., Mrs., Dr., etc.

     Joint Registrants
     Registration for two or more persons will be "Joint Tenants with Rights of Survivorship" specified. For joint registration both parties must sign the application.

     Custodians under Uniform Gift/Transfer to Minors Acts (UGMA/UTMA) Only one minor and one custodian may be registered on a single account. The application must be signed by the custodian. The minor's social security number must be provided. The application will not be accepted without the minor's social security number. The state indicated must be that of the donor or person making payment.

     Trusts
     Provide the name(s) of Trustee(s), name of trust, date of trust, and the registration. If trustees are not provided, a certificate of incumbency must accompany any redemption request. The date of the trust agreement is required to establish an account.

     Corporations
     The application must be signed by an authorized officer of the corporation. Please include the full name of the corporation and enclose a copy of your corporate resolution.

     Partnerships
     The application must be signed by a general partner, identified as such. Include the words "a partnership" after the company name to differentiate it from a corporation.

2.   Please provide a mailing address.

3. Please provide your social security or taxpayer identification number.

4. Please read the applicable prospectus and choose the Berger Fund and/or Cash Account Trust (CAT) portfolio that fits your investment objectives. CAT is a separately managed, unaffiliated Money Market Fund. The exchange privilege with the CAT portfolios does not constitute an offering or recommendation of the shares of any such portfolio by the Berger Funds or their Advisor.

5. Signatures are required to process your application for certification of your social security or taxpayer identification number. By signing, you certify that statements in Sections 3 and 5 are correct. Your application will be returned if you fail to provide a social security or taxpayer identification number or fail to provide signatures of all registered owners.

6. Unless a box is checked in Section 6, all distributions will be reinvested in additional shares.

7.   The Automatic Monthly Investment may be selected by completing
     Section 7. This allows you to authorize an automatic deduction from your checking or savings account into your Berger or CAT account. Please attach a voided, unsigned check for the bank account to be debited.

8. Telephone Transaction Privileges are available on all accounts unless specifically declined in Section 8. These privileges allow you to authorize purchases (subject to stated minimums), exchanges or redemptions from the Funds (maximum $100,000) or CAT portfolios (maximum $50,000). Payment for purchases made by telephone must be received within 3 business days. You may transfer funds to your Berger Funds account by Electronic Funds Transfer (EFT) from your checking or savings account. Redemption proceeds will be mailed to the shareholder(s) address of record or may be wired ($10 fee) or transferred by EFT to a pre-designated bank account. To ensure accurate banking information please attach a voided, unsigned check or for a savings account a voided deposit slip.

     In order to place a telephone transaction order we ask that you provide the following information:

     A)  Exact Registration and Address of  Shareholder(s)
     B)  Account Number(s)
     C)  Social Security Number

     All telephone conversations are recorded and written confirmation will be sent to you after each transaction. Shares held in certificate form may not be redeemed or exchanged by telephone. Neither the Funds, nor the CAT portfolios, or their transfer agents or advisors assume responsibility for the authenticity of telephone instructions.

9. As an investor in the Cash Account Trust portfolios, you are entitled to checkwriting privileges. However, you must complete
     Section 9 to receive checkwriting drafts. For institutional accounts, please provide a certified copy of your corporate resolution and a signature guarantee.
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   PID #
   ___________________________________________________________________
     1.  ACCOUNT REGISTRATION

a.)  Individual:   Please print or type.

     _________________________________________________________________
     First Name             Middle Name                Last Name

b.)  Joint Owner:

     _________________________________________________________________
     First Name             Middle Name                Last Name
   ___________________________________________________________________
c.)  Gift to Minor:
     Minor's Social Security Number must be indicated in Section 3.

     ________________________________________________ as custodian for
     Custodian's Name (only one permitted)

     _______________________________________________________ under the
     Minor's Name (only one permitted)

     ___________________________ Uniform Gifts/Transfers to Minors Act Donor's State of Residence
   ___________________________________________________________________
d.)  A Trust (including Corporate Pension Plans)

     _______________________________________________ as trustee(s) for
     Name of Trustee(s)

     _________________________________________________________________
     Name of Trust

     under agreement dated ___________________________________________
                                          Date of Trust
   ___________________________________________________________________
e.)  A Corporation, Partnership, or other entity:
     Please include corporate resolution


     _________________________________________________________________
     Name of Corporation or other entity
     [ ] Corporation  [ ] Partnership  [ ] Other______________________
                                                    Please Specify
   ___________________________________________________________________
     2.  MAILING ADDRESS

     _________________________________________________________________
     Street Address                       Apt./Suite #

     _________________________________________________________________
     City                               State             Zip

     _________________________________________________________________
     Home Phone

     _________________________________________________________________
     Business Phone
   ___________________________________________________________________
     3.  SOCIAL SECURITY OR TAX ID NUMBER

     Your application will be returned if Sections 3 and 5 are not completed and signed.

     _________________________________________________________________
     Social Security Number or Employer Tax Identification Number

     Check One:
     [ ] U.S. Citizen

     [ ] Resident Alien (must have U.S. Tax ID Number and domestic address)

     [ ] Non-Resident Alien of _______________________________________
                               Country of Tax Residency if Different
                               from Mailing Address
   ___________________________________________________________________
     4.  INVESTMENT SELECTION

     Make check payable to:  Berger Funds

     Please make my investments in the fund(s) below.

     Berger Funds

       ($500 minimum for the following Berger Funds or $50 minimum with the establishment of an Automatic Monthly Investment Plan, in which case Section 7 of the application must also be completed.)

     [ ] Berger 100 Fund                              $_______________

     [ ] Berger Growth and Income Fund                $_______________

     [ ] Berger Small Company Growth Fund             $_______________

       ($1000 minimum for the following Berger Fund or $50 minimum with the establishment of an Automatic Monthly Investment Plan, in which case Section 7 of the application must also be completed.)

     [ ] Berger New Generation Fund                   $_______________

     Cash Account Trust (CAT) (Minimum investment of $1000)

     [ ] Money Market Portfolio                       $_______________

     [ ] Government Securities Portfolio              $_______________

     [ ] Tax-Exempt Portfolio                         $_______________
   ___________________________________________________________________
     5.  SIGNATURES

     All of the undersigned have the authority and legal capacity to purchase mutual fund shares, all are of legal age in their state and believe each investment is suitable for themselves. All of the undersigned have received and read the Prospectus for the investment selected, agree to its terms and understand that by signing below (a) their account will have exchange privileges with other Berger Funds and the portfolios of the Cash Account Trust ("CAT") and that all information provided in the above sections will apply to any Fund or CAT portfolio into which their shares may be exchanged; (b) they hereby ratify any instructions given on this account and any account into which they exchange related to the above sections and agree that neither the Funds, CAT portfolios nor Berger Associates will be liable for any loss, cost or expense for acting upon such instructions (by telephone or writing) believed to be genuine and in accordance with the procedures described in the Prospectus; and (c) their responsibility is to read the Prospectus of any Fund or CAT portfolio into which they exchange.

     Under penalties of perjury, I certify:

     (1) The number shown on this form is my correct social security or taxpayer identification number and

     (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

     [ ]  Check this box only if the IRS has notified you that you
                         ----
          are subject to backup withholding.

______________________________________________________________________
Signature of Owner, Trustee or Custodian                  Date

______________________________________________________________________
Signature of Joint Owner (if any)                         Date

Send this request to:  Berger Funds, C/O DST Systems, Inc.
                       P.O. Box 419958, Kansas City, MO 64141-6958


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   ___________________________________________________________________
     6.  DISTRIBUTION OPTIONS

     All income dividends and capital gains distributions will be reinvested unless noted below:

          [ ] Pay all income in cash.
          [ ] Pay all capital gains in cash.
   ___________________________________________________________________
     7.  AUTOMATIC MONTHLY INVESTMENT

     Please enclose a voided, unsigned check for the bank account to be debited (or deposit slip if debiting savings account.)

     You may invest in any of the Berger Funds or the CAT portfolios automatically each month by completing the following information, attaching a voided unsigned check and returning it to the Berger Funds (c/o DST Systems). You will receive a confirmation quarterly of each transaction and the deduction from your bank account will appear on your monthly bank statement.

     Please invest the amount indicated in the following fund(s) on or about the
     [ ]  5th day of each month    [ ]  20th day of each month
          (20th will be selected if no box is checked)

          Your first automatic monthly investment will occur no sooner than two weeks after the receipt of your application.

     This bank account is a
     [ ]  Checking account         [ ]  Savings Account

     Berger Funds (minimum $50 per Fund)

     [ ]  Berger 100 Fund                                  $__________

     [ ]  Berger Growth and Income Fund                    $__________

     [ ]  Berger Small Company Growth Fund                 $__________

     [ ]  Berger New Generation Fund                       $__________

     Cash Account Trust (CAT) (minimum $100 per fund)

     [ ]  Money Market Portfolio                           $__________

     [ ]  Government Securities Portfolio                  $__________

     [ ]  Tax-Exempt Portfolio                             $__________

     As a convenience to me, you are hereby requested and authorized to pay and charge to my account debits drawn on my account as indicated above.

     This authority is to remain in effect until revoked by me in writing or by telephone instructions. Until you actually receive such notice, I agree you shall be fully protected in honoring any such debit. I further agree that if any such debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever.

     _________________________________________________________________
     Signature

     _________________________________________________________________
     Signature (if joint account)
   ___________________________________________________________________
     8.  TELEPHONE TRANSACTION PRIVILEGES

     Unless declined below, your account will be established with the following Telephone Transaction Privileges: Purchases, Exchanged and Redemptions, subject to stated minimums and maximums (see Instruction 8).

     Please attach a voided, unsigned check (or deposit slip if savings account) for your pre-designated bank account to ensure accurate banking information for the use of EFT or wires.

     [ ]  I decline the use of Telephone Transaction Privileges.

   ___________________________________________________________________
     9.  CHECKWRITING PRIVILEGES

     CASH ACCOUNT TRUST PORTFOLIOS ONLY

     Institutional accounts please provide a certified copy of your corporate resolution and signature guarantee.

     _________________________________________________________________
     Registered Name of Account

     _________________________________________________________________
     Fund Number/Account Number (to be Assigned)

     [ ]  Check here if only one signature is required on checks.

     [ ]  Check here if both signatures are required on checks.

     If neither box is checked, all checks will require both signatures.

     The undersigned agrees to be subject to the instructions and rules as now in effect, and as amended from time to time, of the Funds that pertain to the use of redemption checks.

     _________________________________________________________________
     First Name             Middle                     Last Name

     _________________________________________________________________
     Signature

     _________________________________________________________________
     First Name             Middle                     Last Name

     _________________________________________________________________
     Signature

     SIGNATURE GUARANTEE (CAT only)

     Required on all accounts except for individual and joint accounts. Signature guarantee must be provided by a commercial bank, trust company, member of national securities exchange, or savings and loan association.

     AFFIX SIGNATURE GUARANTEE STAMP

     _________________________________________________________________
     Signature Guaranteed By

     _________________________________________________________________
     Authorized Signature